Exhibit 99.1

800 Second Avenue New York, NY 10017	Tel 212 262 6300 Fax 212 697 0910

For:	Authentidate Holding Corp.

Contact:	Todd Fromer / Michael Cimini
KCSA Worldwide
(212) 896-1215 / (212) 896-1233
tfromer@kcsa.com / mcimini@kcsa.com

Authentidate Holding Corp. Names William Marshall

Chief Financial Officer

BERKELEY HEIGHTS, N.J., February 15, 2006 – Authentidate Holding Corp. (Nasdaq: ADAT) today announced it has appointed William A. Marshall, CPA, as Chief Financial Officer (CFO) and Treasurer, effective February 15, 2006.

Marshall, 53, joins Authentidate with more than 25 years of experience as a CFO, audit partner and senior management advisor. Most recently, he served as CFO and Treasurer for NEON Communications, Inc., a former publicly traded provider of optical networking solutions, from 2001 to 2005, when the company was acquired.  Prior to 2001, he was CFO and Treasurer for Vitts Networks, Inc., a provider of high-speed Internet communications, and Viisage Technology, Inc., a software technology company where he led the company’s initial public offering in 1996.

For more than 15 years, Marshall also held various senior positions, including partner, at KPMG, LLP.  During his tenure, Marshall provided audit, accounting, financial and SEC reporting, business advisory, and merger and acquisition services for a variety of growing middle market companies.

Suren Pai, Chief Executive Officer of Authentidate, said, “We are very pleased to have Bill join our executive management team as CFO. His extensive finance background and business acumen will prove valuable as we continue to grow our company. As the CFO for two former publicly traded companies in the technology and software services industry, Bill offers keen insight for growth companies like ours as well as an entrepreneurial spirit. We are confident that his broad skill set will significantly strengthen our capabilities.”

Marshall stated, “I am excited about my new role as CFO of Authentidate. The company’s content authentication technology platform and solutions-based business strategy provide strong opportunities for long-term growth. I look forward to working with Suren and the rest of Authentidate’s management team to execute the company’s business plan and drive future performance for our shareholders.”

Investor Relations, Public Relations & Marketing Communications

Marshall replaces Dennis Bunt, whose departure from Authentidate was announced last month.

About Authentidate Holding Corp.

Authentidate Holding Corp. (AHC) is the holding company which operates its software and services businesses in three segments: the Security Software Solutions Segment (fka Authentidate Segment, including Authentidate, Inc., Trac Medical Solutions, Inc. and Authentidate International AG), the Document Management Solutions Segment (fka Docstar Division) and the Systems Integration Segment (fka DJS).

The Company is a worldwide provider of secure enterprise workflow management solutions that incorporate its proprietary and patent pending content authentication technology. Authentidate’s offerings include the United States Postal Service® Electronic Postmark® Service (USPS® EPM®), electronic signing solutions, and electronic forms processing solutions. Authentidate also provides secure document management solutions, and enterprise network security products and services. For more information, visit the company’s website at http://www.Authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

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